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EXHIBIT 23

Consent of Independent Auditors

The Board of Directors and Stockholders
Strategic Distribution, Inc.:

        We consent to incorporation by reference in the registration statements (Nos. 333-110399, 333-39757, 333-06973 and 333-01715) on Form S-8 of Strategic Distribution, Inc. of our report dated March 29, 2004, relating to the consolidated balance sheets of Strategic Distribution, Inc. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Strategic Distribution, Inc.

        Our report refers to the restatement of the consolidated balance sheet as of December 31, 2002 and the consolidated statements of stockholders' equity for the years ended December 31, 2002 and 2001. Our report also refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002.

KPMG LLP
Philadelphia, Pennsylvania March 29, 2004

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  EXHIBIT 23